Exhibit 3.3

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made and entered into effective as of this      day of             , 2018, by and between Carr Butterfield, LLC, as collateral agent (the “Collateral Agent”) for the Senior Noteholders (as defined below) and each Junior Noteholder (as defined below) who executes and delivers a copy of the signature page to this Agreement.

Iron Bridge Mortgage Fund, LLC, an Oregon limited liability company (“Company”), has issued 10% Secured Promissory Notes (“Junior Notes”), pursuant to a Confidential Private Offering Memorandum dated February 1, 2013 (“Offering Memorandum”). Each of the Junior Notes has been issued and sold pursuant to a Secured Promissory Note Purchase Agreement (“Junior Note Purchase Agreement”) among Company and the purchasers thereto from time to time (each such purchaser, and its successor or assign, a “Junior Noteholder” and collectively all such purchasers, and their respective successors and assigns, “Junior Noteholders”).

Company has entered into a Loan and Security Agreement dated as of December 22, 2015 with Western Alliance Bank (the “Bank”) pursuant to which Company may borrow up to $20 million from the Bank from time to time (“Bank Borrowings”). Company, acting for and on behalf of the Junior Noteholders, has also entered into a Subordination Agreement dated as of December 22, 2015 with the Bank pursuant to which Company agreed, for and on behalf of each of the Junior Noteholders, to subordinate the Junior Note Obligations (as defined below) to any and all Obligations (as defined below) owed by Company to the Bank in connection with the Bank Borrowings.

Company is offering and intends to issue from time to time Senior Secured Promissory Notes (“Senior Notes”) pursuant to an Offering Circular dated                  , 2016 (which may be amended, restated or otherwise modified from time to time). Each of the Senior Notes will be issued and sold pursuant to a Senior Secured Promissory Note Purchase Agreement among Company and the purchasers thereto from time to time (each such purchaser, and its successor or assign, a “Senior Noteholder” and collectively all such purchasers, and their respective successors and assigns, “Senior Noteholders”).

Each of the undersigned Junior Noteholders agree that the financing arrangements between Company and the Senior Noteholders are in Company’s and each Junior Noteholder’s best interests and, in order to induce the Senior Noteholders to enter into such financing arrangements with Company, the undersigned Junior Noteholders agree as follows:

1. The term “Obligations” is used in this Agreement in its broadest and most comprehensive sense and shall mean all present and future indebtedness of Company which may be, from time to time, incurred by Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

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2. The term “Junior Note Obligations” shall mean all Obligations owing at any time by Company to the Junior Noteholders, pursuant to and in accordance with the Offering Memorandum, the Junior Note Purchase Agreement, the Junior Notes and all other agreements, instruments, documents and certificates executed and delivered in connection with the issuance of the Junior Notes.

3. Except as provided in Section 5 below, each of the undersigned Junior Noteholders agree that the Junior Note Obligations are hereby subordinated and subject, in the manner and to the extent described below, to any and all Obligations owed by Company, including, but not limited to, Obligations arising pursuant to any agreements between the Senior Noteholders and Company, now or hereafter existing, whether matured or not (“Senior Note Obligations”), so long as any Senior Note Obligations shall remain unpaid, in whole or in part. Additionally, so long as any of the Senior Note Obligations shall remain unpaid, in whole or in part, each of the undersigned Junior Noteholders hereby subordinates for all purposes and in all respects, any liens and any security interests that the Junior Noteholders may have in the property, real or personal, of Company, to the liens and security interests of the Senior Noteholders in and to the property of Company, regardless of the time, manner or order of perfection of any such liens and security interests.

4. So long as any of the Senior Note Obligations remain unpaid, in whole or in part, each of the undersigned agrees that, except to the extent that payments on the Junior Note Obligations are permitted under Section 5 below, the Junior Noteholders shall not: (a) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the Junior Note Obligations now or hereafter existing; (b) sell, assign, transfer, pledge, or give a security interest in the Junior Note Obligations (except subject expressly to this Agreement); (c) enforce or apply any security, now or hereafter existing for the Junior Note Obligations; (d) commence, prosecute or participate in any administrative, legal, or equitable action against Company concerning the Junior Note Obligations (except that a Junior Noteholder who is named as a party in an action commenced by a third-party may appear in and defend against such action, so long as the Junior Noteholder does not obtain a monetary judgment against Company, or a judgment foreclosing a security interest in violation of this Agreement); (e) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (f) take, maintain or enforce any lien or security, which is senior to the Senior Noteholders’ interest, in any property, real or personal, to secure the Junior Note Obligations; or (g) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, Company.

5. Notwithstanding the preceding section, so long as Company has made each and every payment of principal and interest due and owing to the Senior Noteholders, is not in default under any of Company’s agreements with the Senior Noteholders and none of the following payments would cause such default, then the Junior Noteholders shall be entitled to receive payments pursuant to and in accordance with the Junior Note Obligations.

6. Except as otherwise expressly agreed to herein, all of the Senior Note Obligations now or hereafter existing shall be first paid by Company before any payment shall be made by Company on the Junior Note Obligations. This priority of payment shall apply at all times until all of the Senior Note Obligations have been repaid in full. In the event of any assignment by Company for the benefit of Company’s creditors, any bankruptcy proceedings

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instituted by or against Company, the appointment of any receiver for Company’s business or assets, or any dissolution or other winding up of the affairs of Company or of Company’s business, and in all such cases, the officers of Company and any assignees, trustee in bankruptcy, receiver or other person or persons in charge, respectively, are hereby directed to pay to the Senior Noteholders the full amount of the Senior Note Obligations before making any payments to the Junior Noteholders.

7. Each of the undersigned Junior Noteholders agree that if part or all of the Junior Note Obligations are evidenced, now or in the future, by one or more promissory notes or other instruments, the Junior Noteholders shall place or cause to be placed on the face of each promissory note or other instrument, a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the payment of all the Senior Note Obligations.

8. This Agreement, the obligations of the Junior Noteholders owing to the Senior Noteholders, and the rights and privileges of the Senior Noteholders hereunder shall continue until payment in full of all of the Obligations owing to the Senior Noteholders by Company notwithstanding any action or non-action by the Senior Noteholders with respect to the Senior Note Obligations or with respect to any collateral therefor or any guaranties thereof. All rights, powers and remedies hereunder shall apply to all past, present and future Senior Note Obligations, including under successive transactions, any of which may continue, renew, increase, decrease or from time to time create new Senior Note Obligations.

9. Each of the undersigned Junior Noteholders further agree that in case a Junior Noteholder should, contrary to Section 4 above, take or receive any additional security interest in, or additional lien by way of attachment, execution, or otherwise on any property, real or personal, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full of all of the Senior Note Obligations, the Senior Noteholders shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as the Senior Noteholders may deem proper, and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle the Senior Noteholders to become a party to any proceedings at law, or otherwise, initiated by the Senior Noteholders or by any other party, in or by which the Senior Noteholders may deem it proper to protect their interests hereunder. Each of the undersigned Junior Noteholders agree that a Junior Noteholder that violates this Agreement shall be liable to the Senior Noteholders for all losses and damages sustained by the Senior Noteholders by reason of such breach.

10. This Agreement shall be binding upon the successors and assigns of the undersigned and shall inure to the benefit of the successors and assigns of the Senior Noteholders.

11. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Oregon.

12. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs whether or not suit is brought.

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13. This Agreement may be executed in counterparts, all of which together shall constitute a single agreement. Email or other electronic copies of signatures may be accepted as originals.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COLLATERAL AGENT:

Carr Butterfield, LLC

By:
Name:
Title:

JUNIOR NOTEHOLDERS:

[Individual Name]

[Individual Name]

[Entity Name]

By:
Name:
Title:

[Entity Name]

By:
Name:
Title:

The undersigned approves the terms of this Agreement.

IRON BRIDGE MORTGAGE FUND, LLC,
an Oregon limited liability company

By:	Iron Bridge Management Group, LLC, an
Oregon limited liability company

By:
Gerard Stascausky
Sole Member

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